For Release October 26, 2006      Contacts:
5:00 p.m. EDT        Media: Nancy Ledford
                                                                                                                        423-229-5264 / nledford@eastman.com
                                                                                                                        Investors: Greg Riddle
                                        212-835-1620 / griddle@eastman.com

Eastman Announces Third-Quarter 2006 Financial Results, Record Quarterly Sales

KINGSPORT, Tenn., Oct. 26, 2006 - Eastman Chemical Company (NYSE:EMN) today announced earnings of $1.15 per diluted share for third quarter 2006 versus earnings of $1.50 per diluted share for third quarter 2005. Excluding asset impairments and restructuring charges, third-quarter 2006 earnings were $1.24 per diluted share, while third-quarter 2005 earnings were $1.53 per diluted share. For reconciliation to reported earnings per diluted share, see Table 6 in the accompanying third-quarter 2006 financial tables.

"In the third quarter, we established a record for sales revenue in a quarter driven by higher selling prices needed to offset high raw material and energy costs," said Brian Ferguson, chairman and CEO. "We continue to deliver strong results, particularly in our solid base of businesses that include the fibers; the coatings, adhesives, specialty polymers and inks; and the specialty plastics segments."

(In millions, except per share amounts)	3Q2006	3Q2005
Sales revenue	$1,966	$1,816
Earnings per diluted share	$1.15	$1.50
Earnings per diluted share excluding asset impairments and
restructuring charges*	$1.24	$1.53
Net cash provided by operating activities	$70	$165

* For reconciliation to reported operating earnings and earnings per diluted share, see Table 6 in the accompanying third-quarter 2006 financial tables.
NOTE: Sales revenue and operating earnings for product lines being divested are in Tables 4 and 5 in the accompanying third-quarter 2006 financial tables.

Sales revenue for third quarter 2006 was $2 billion, an 8 percent increase over third quarter 2005. The increase in sales revenue was due to higher selling prices throughout the company.

Operating earnings in third quarter 2006 were $158 million compared with operating earnings of $198 million in third quarter 2005. Excluding asset impairments and restructuring charges for both periods, operating earnings were $171 million in third quarter 2006 compared with $202 million in third quarter 2005. The year-over-year decline was due to increased raw material and energy costs and minor operational disruptions that were partially offset by higher selling prices. The company's third-quarter 2006 raw material and energy costs increased by approximately $175 million compared with third quarter 2005.

Segment Results 3Q 2006 versus 3Q 2005

Coatings, Adhesives, Specialty Polymers and Inks - Sales revenue increased by 10 percent due to higher selling prices. The higher selling prices were in response to higher raw material and energy costs. Operating earnings declined, particularly for cyclical commodity and for adhesives product lines, as increased raw material and energy costs were partially offset by higher selling prices.

Fibers - Sales revenue was flat as higher selling prices were offset by lower sales volume and an unfavorable shift in product mix. The lower sales volume was primarily a result of reduced operating rates due to minor operational disruptions. Operating earnings declined slightly as higher raw material and energy costs and lower sales volume were partially offset by higher selling prices.

Performance Chemicals and Intermediates - Sales revenue increased by 7 percent due to higher selling prices, particularly for intermediates product lines, in response to higher raw material and energy costs. Third-quarter 2006 operating earnings included an asset impairment charge of $11 million related to the pending divestiture of the Arkansas manufacturing facility, assets and product lines. Third-quarter 2005 operating earnings included $10 million from the achievement of certain milestones under an acetyls technology licensing agreement.

Performance Polymers - Sales revenue increased by 10 percent due to higher selling prices that were partially offset by lower sales volume. The lower sales volume, primarily for PET polymers in North America and for polyethylene, was due to continued high levels of Asian PET polymers imports and minor polyethylene operational disruptions. The higher selling prices were due to efforts to offset higher raw material and energy costs. Operating earnings declined as increased raw material and energy costs and lower sales volume, particularly for PET polymers in North America, were partially offset by higher selling prices.

Specialty Plastics - Sales revenue increased by 16 percent due primarily to higher sales volume and higher selling prices. The higher sales volume was attributed to continued market development efforts, particularly for copolyester product lines. Operating earnings increased slightly as higher sales volume and higher selling prices were mostly offset by higher raw material and energy costs.

Cash Flow

Eastman generated $70 million in cash from operating activities during third quarter 2006 reflecting continued strong net earnings partially offset by an increase in working capital.  During the quarter, the company made a $25 million contribution to its U.S. defined benefit pension plan, completing its planned 2006 contribution of $75 million.

Outlook

Commenting on the outlook for the fourth quarter, Ferguson said, "We anticipate normal seasonality will reduce demand in some of our businesses and product lines during the quarter. We also expect volatility in raw material and energy costs, particularly for paraxylene and propane. However, we expect continued solid results from our strong base of businesses and expect fourth-quarter 2006 earnings per share excluding gains and charges related to ongoing strategic decisions to be at or above fourth-quarter 2005 earnings per share of $0.90 excluding asset impairments and restructuring charges."

Eastman will host a conference call with industry analysts on Oct. 27 at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.investors.eastman.com. To listen via telephone, the dial-in number is 913-981-5571, passcode number 9177448. A telephone replay will be available continuously from 11:00 a.m. EDT, Oct. 27, to 12:00 midnight EDT, Nov. 3, at 888-203-1112, passcode number 9177448.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is the world’s largest producer of PET polymers for packaging; and is a major supplier of cellulose acetate fibers. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2005 sales of $7 billion and approximately 12,000 employees. For more information about Eastman and its products, visit www.eastman.com.
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Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for fourth-quarter 2006 sales volume, raw material and energy costs and earnings for the company and for certain segments and product lines, and gains and charges in fourth quarter 2006 related to recent and possible future strategic actions and decisions.  Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-Q for second quarter 2006 and the Form 10-Q to be filed for third quarter 2006, available on the Eastman web site at www.eastman.com, Investors, SEC Filings.

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

FINANCIAL INFORMATION
October 26, 2006

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 27, 2006.

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 1 - STATEMENTS OF EARNINGS

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts)	2006	2005	2006	2005

Sales	$1,966	$1,816	$5,698	$5,330
Cost of sales	1,650	1,464	4,701	4,205
Gross profit	316	352	997	1,125

Selling, general and administrative expenses	105	108	316	339
Research and development expenses	40	42	126	120
Asset impairments and restructuring charges, net	13	4	23	23
Other operating income	--	--	--	(2)
Operating earnings	158	198	532	645

Interest expense, net	21	23	62	77
Income from equity investment in Genencor	--	--	--	(173)
Early debt extinguishment costs	--	--	--	46
Other (income) charges, net	1	(2)	(2)	(3)
Earnings before income taxes	136	177	472	698
Provision for income taxes	41	54	158	207
Net earnings	$95	$123	$314	$491

Earnings per share
Basic	$1.16	$1.51	$3.84	$6.10
Diluted	$1.15	$1.50	$3.79	$6.01

Shares (in millions) outstanding at end of period	82.3	81.5	82.3	81.5

Shares (in millions) used for earnings per share calculation
Basic	82.1	81.3	81.8	80.5
Diluted	83.1	82.0	82.8	81.7

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 2A - OTHER SALES INFORMATION

	Third Quarter		First Nine Months
(Dollars in millions)	2006	2005	2006	2005
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$367	$333	$1,078	$977
Fibers	228	228	696	633
Performance Chemicals and Intermediates	457	428	1,321	1,214
Performance Polymers	707	646	2,007	1,944
Specialty Plastics	207	179	596	536
Total Sales by Segment	1,966	1,814	5,698	5,304
Other	--	2	--	26
Total Eastman Chemical Company	$1,966	$1,816	$5,698	$5,330

TABLE 2B - SALES REVENUE CHANGE

Third Quarter 2006 Compared to Third Quarter 2005
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	10%	(1) %	10%	-- %	1%
Fibers	-- %	(3) %	6%	(3) %	-- %
Performance Chemicals and Intermediates	7%	-- %	8%	(1) %	-- %
Performance Polymers	10%	(3) %	12%	-- %	1%
Specialty Plastics	16%	15%	4%	(3) %	-- %

Total Eastman Chemical Company	8%	-- %	9%	(1) %	-- %

First Nine Months 2006 Compared to First Nine Months 2005
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	10%	-- %	10%	1%	(1) %
Fibers	10%	6%	8%	(4) %	-- %
Performance Chemicals and Intermediates	9%	-- %	9%	-- %	-- %
Performance Polymers	3%	-- %	3%	-- %	-- %
Specialty Plastics	11%	9%	5%	(2) %	(1) %

Total Eastman Chemical Company	7%	1%	7%	(1) %	-- %

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 2C - PERCENTAGE GROWTH IN SALES VOLUME

Third Quarter 2006 Compared to Third Quarter 2005

Coatings, Adhesives, Specialty Polymers, and Inks	-- %
Fibers	(3) %
Performance Chemicals and Intermediates	-- %
Performance Polymers	(4) %
Specialty Plastics	14%

Total Eastman Chemical Company	(1) %

First Nine Months 2006 Compared to First Nine Months 2005

Coatings, Adhesives, Specialty Polymers, and Inks	-- %
Fibers	6%
Performance Chemicals and Intermediates	(1) %
Performance Polymers	-- %
Specialty Plastics	8%

Total Eastman Chemical Company	1%

TABLE 2D - SALES BY REGION

	Third Quarter		First Nine Months
(Dollars in millions)	2006	2005	2006	2005

Sales by Region
United States and Canada	$1,111	$1,052	$3,278	$3,068
Europe, Middle East, and Africa	371	332	1,080	1,051
Asia Pacific	243	235	702	685
Latin America	241	197	638	526
	$1,966	$1,816	$5,698	$5,330

TABLE 2E - PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Third Quarter	First Nine Months
Regional sales volume growth
United States and Canada	(4) %	(1) %
Europe, Middle East, and Africa	3%	-- %
Asia Pacific	(6) %	(4) %
Latin America	16%	24%

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Third Quarter		First Nine Months
(Dollars in millions)	2006	2005	2006	2005
Operating Earnings by Segment and Certain Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$53	$63	$176	$194
Asset impairments and restructuring charges	--	1	8	3
Other operating income	--	--	--	(2)

Fibers
Operating earnings	55	60	182	155

Performance Chemicals and Intermediates
Operating earnings	25	40	113	128
Asset impairments and restructuring charges	11	--	11	4

Performance Polymers
Operating earnings	17	32	46	166

Specialty Plastics
Operating earnings	18	17	50	59

Total Operating Earnings by Segment and Certain Items
Total operating earnings	168	212	567	702
Total asset impairments and restructuring charges	11	1	19	7
Total other operating income	--	--	--	(2)

Other
Operating loss	(10)	(14)	(35)	(57)
Asset impairments and restructuring charges	2	3	4	16

Total Eastman Chemical Company
Total operating earnings	$158	$198	$532	$645
Total asset impairments and restructuring charges	13	4	23	23
Total other operating income	--	--	--	(2)

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 4 - EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2006	2006	2006

Sales Revenue	$1,803	$1,929	$1,966
Less: assets held for sale
Coatings, Adhesives, Specialty Polymers and Inks (1)	18	17	18
Performance Chemicals and Intermediates (2)	30	29	38
Performance Polymers (1)	180	168	169
Sales revenue - continuing product lines	$1,575	$1,715	$1,741

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2005	2005	2005	2005	2005

Sales Revenue	$1,762	$1,752	$1,816	$1,729	$7,059
Less: assets held for sale
Coatings, Adhesives, Specialty Polymers and Inks (1)	16	17	15	16	64
Performance Chemicals and Intermediates (2)	26	27	22	29	104
Performance Polymers (1)	141	137	164	176	618
Sales revenue - continuing product lines	$1,579	$1,571	$1,615	$1,508	$6,273

(1) Definitive agreement entered into in October 2006 for the sale of the polyethylene and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments located at the Longview, Texas site and the Company's ethylene pipeline.

(2) Definitive agreement entered into in July 2006 for the sale of the Company's Batesville, Arkansas manufacturing facility and related assets and the specialty organic chemicals product lines in the Performance Chemicals and Intermediates ("PCI") segment.

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 5 - PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE AND OPERATING EARNINGS

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2006	2006	2006

Sales Revenue
Performance Polymers assets held for sale	$180	$168	$169
Continuing product lines	446	506	538
Total sales revenue	$626	$674	$707

Operating earnings
Performance Polymers assets held for sale (1)	$23	$14	$15
Continuing product lines	(6)	(2)	2
Total operating earnings	$17	$12	$17

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2005	2005	2005	2005	2005

Sales Revenue
Performance Polymers assets held for sale	$141	$137	$164	$176	$618
Continuing product lines	515	505	482	399	1,901
Total sales revenue	$656	$642	$646	$575	$2,519

Operating earnings
Performance Polymers assets held for sale (1)	$32	$13	$11	$20	$76
Continuing product lines	52	37	21	(8)	102
Total operating earnings	$84	$50	$32	$12	$178

(1) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 6 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS
	Third Quarter 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$158	$136	$95	$1.15

Certain Items:
Asset impairments and restructuring charges	13	13	8	0.09
Excluding certain items	$171	$149	$103	$1.24

	Third Quarter 2005
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$198	$177	$123	$1.50

Certain Items:
Asset impairments and restructuring charges	4	4	3	0.03
Excluding certain items	$202	$181	$126	$1.53

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 6 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS (CONTINUED)
	First Nine Months 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$532	$472	$314	$3.79

Certain Items:
Asset impairments and restructuring charges	23	23	17	0.21
Excluding certain items	$555	$495	$331	$4.00

	First Nine Months 2005
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$645	$698	$491	$6.01

Certain Items:
Asset impairments and restructuring charges	23	23	16	0.18
Other operating income	(2)	(2)	(1)	(0.01)
Net deferred tax benefit related to sale of certain businesses, product lines, and assets in the CASPI segment	--	--	(12)	(0.14)
Early extinguishment of debt costs	--	46	28	0.35
Gain on sale of investment in Genencor	--	(171)	(111)	(1.35)
Excluding certain items	$666	$594	$411	$5.04

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 7 - STATEMENTS OF CASH FLOWS

	First Nine Months
(Dollars in millions)	2006	2005

Cash flows from operating activities
Net earnings	$314	$491

Adjustments to reconcile net earnings to net cash provided by operating activities:
Income from equity investment in Genencor	--	(173)
Depreciation and amortization	226	229
Gain on sale of assets	(5)	--
Early debt extinguishment costs	--	46
Asset impairments	20	1
Provision for deferred income taxes	49	130
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(189)	(35)
(Increase) decrease in inventories	(134)	(141)
Increase (decrease) in trade payables	50	(5)
Increase (decrease) in liabilities for employee benefits and incentive pay	(60)	(108)
Other items, net	(38)	(58)

Net cash provided by operating activities	233	377

Cash flows from investing activities
Proceeds from sale of equity investment in Genencor, net	--	417
Additions to properties and equipment	(279)	(224)
Proceeds from sale of assets and investments	12	50
Additions to capitalized software	(12)	(8)
Other items, net	--	(5)

Net cash provided by (used in) investing activities	(279)	230

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	33	(84)
Repayment of borrowings	--	(544)
Dividends paid to stockholders	(108)	(106)
Proceeds from stock option exercises and other items	25	91

Net cash provided by (used in) financing activities	(50)	(643)

Effect of exchange rate changes on cash and cash equivalents	2	(3)

Net change in cash and cash equivalents	(94)	(39)

Cash and cash equivalents at beginning of period	524	325

Cash and cash equivalents at end of period	$430	$286

EASTMAN CHEMICAL COMPANY - EMN	October 26, 2006
5:00 PM EDT

TABLE 8 - SELECTED BALANCE SHEET ITEMS

	September 30,	December 31,
(Dollars in millions)	2006	2005

Current Assets	$2,159	$1,924

Net Properties	3,056	3,162

Other Assets	851	687

Total Assets	$6,066	$5,773

Payables and Other Current Liabilities	$1,056	$1,047

Short-term Borrowings	3	4

Long-term Borrowings	1,586	1,621

Other Liabilities	1,519	1,489

Stockholders’ Equity	1,902	1,612

Total Liabilities and Stockholders’ Equity	$6,066	$5,773